UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2011

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

K-V Pharmaceutical Company (the “Company” or the “Registrant”) has entered into a Waiver to Credit Agreement, dated as of February 9, 2011 (the “Waiver Agreement”), with U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. (together, the “Lenders”) with respect to the Credit and Guaranty Agreement, dated November 17, 2010, as amended by the certain Amended and Restated Amendment No. 1 to Credit Agreement dated as of January 6, 2011, by and among the Company, certain of the Company’s subsidiaries and the Lenders (the “Credit Agreement”). The Company’s press release attached hereto as Exhibit 99.1 sets forth a description of the Waiver Agreement and is incorporated herein by reference.

Pursuant to the Waiver Agreement, the Lenders agreed to negotiate in good faith the definitive documentation implementing a proposed amendment to the Credit Agreement to more permanently address developments in the Company’s actual and projected financial performance since the date the Credit Agreement was put in place, and Lenders further agreed to release $12.5 million of the funds that were paid by the Company to Hologic, Inc. on February 10, 2011 to acquire the worldwide rights to Makena™, which was approved by the FDA on February 3, 2011. In addition, pursuant to the Waiver Agreement the Lenders waived compliance by the Company with certain covenants in the Credit Agreement through February 18, 2011, and all past covenant issues will be waived as part of the proposed amendment to the Credit Agreement.

In connection with the Waiver Agreement, the Company agreed to issue to the Lenders warrants that grant Lenders the right to purchase up to 11,663,378 shares of the Company’s Class A Common Stock, par value $.01 per share, at an exercise price of $1.62 per share (the “Warrant”). The closing price of the Class A Common Stock on the NYSE was $4.11 on February 10, 2011. The Company anticipates that the Warrant will be issued on or prior to February 28, 2011, but in any event after the expiration of ten days following the date on which the Company mails a letter to its stockholders notifying them of its intention to issue the Warrant without seeking stockholder approval. The Warrant contains certain provisions that would reduce the number of shares issuable upon exercise of the Warrant, or the number of shares held by the Lenders in the event the Warrant is exercised, if the Company completes certain sales of new shares of its Common Stock or repays specified amounts under its existing financing arrangements with Lenders by certain dates. In a separate press release issued February 14, 2011, a copy of which is filed as Exhibit 99.2 hereto, the Company announced that it had entered into a definitive agreement with respect to a $32 million private placement of its Class A Common Stock to a group of institutional investors. The Company anticipates that pursuant to the reduction provisions in the Warrant the closing of such private placement will result in a reduction in the number of shares issuable upon exercise of the Warrant from 11,663,378 to 7,450,899.

The term of the Warrant expires the earlier of November 17, 2015, or 30 days following the Company’s notice that (a) the average of the closing prices of the Class A Common Stock for at least 30 consecutive trading days has exceeded $15.00, and (ii) the closing prices of the Class A Common Stock have exceeded $15.00 for 10 consecutive trading days. The Warrant also contains certain anti-dilution provisions included at the request of the Lenders, pursuant to which the number of shares subject to the Warrant may be increased and the exercise price may be decreased. These anti-dilution provisions are triggered upon certain sales of securities by the

Company and certain other events. The Warrant does not contain any preemptive rights. In connection with the issuance of the Warrant, the Company and the Lenders entered into a registration rights agreement pursuant to which the Lenders will receive certain registration rights to register the resale of the Class A Common Stock issuable upon exercise of the Warrant.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, in connection with the Waiver Agreement the Company committed to issue the Warrant. Item 1.01 sets forth a description of the material terms of the Warrant and is incorporated herein by reference. The issuance of the Warrant by the Company as described in Item 1.01 was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

Reliance on NYSE Financial Distress Exception Press Release

On February 14, 2011, the Company issued a press release with respect to the matters described in Item 1.01 above and announcing that, in connection with the issuance of the Warrant, the Company would rely on the financial distress exception to the New York Stock Exchange stockholder approval policy. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Financing Press Release

On February 14, 2011, the Company issued a press release announcing that it had entered into a definitive agreement with a group of institutional investors to raise approximately $32 million of gross proceeds from the sale of 9,950,000 shares of its Class A Common Stock at $3.25 per share, and that the Company had also agreed to terms with the Lenders with respect to the matters described in Item 1.01 above. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Conference Call Press Release

On February 14, 2011, the Company issued a press release announcing that its previously announced conference call scheduled for 10: 00 a.m. EST on February 14, 2011 had been delayed until 11:00 a.m. EST on February 14, 2011, and that the Company had provided an overview of the conference call comments on its website. The press release is attached hereto as Exhibit 99.3 and is incorporated herein by this reference.

The press releases and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated February 14, 2011, issued by the Registrant’s with respect to the Registrant’s reliance on the Financial Distress Exception to NYSE’s Shareholder Approval Policy.

99.2	Press Release dated February 14, 2011, issued by the Registrant announcing the execution of a Securities Purchase Agreement with a group of institutional investors.

99.3	Press Release dated February 14, 2011, issued by the Registrant announcing a rescheduling its previously announced conference call.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K and the press releases only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press releases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2011

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Gregory J. Divis, Jr. President and Chief Executive Officer